Exhibit 99.1

Nuveen Preferred Opportunities Income Fund (JPC)

April 30, 2012

Script

Speakers: TR Findlay, Doug Baker, Brenda Langenfeld, Mike Carne, Kevin Hunter

Introduction:

TR: Good morning, I am TR Findlay, Closed-End Fund Product Specialist with Nuveen Investments. Thank you for joining us on today’s call to discuss the Nuveen Preferred Income Opportunities Fund (JPC).

Before we begin, I’d like to remind everyone on the call that

Certain statements made on this call may be forward-looking statements. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to:

•	Market developments;

•	Legal and regulatory developments; and

•	Other additional risks and uncertainties.

Nuveen, and the closed-end funds managed by Nuveen and its affiliates undertake, no responsibility to update publicly or revise any forward-looking statements.

Investors should carefully consider their investment objectives, risk tolerance, liquidity needs and tax liabilities before investing. Closed-end funds frequently trade at a discount to their net asset value. The value of any closed-end fund may at any point in time be worth less than the original investment. Fund shares are not guaranteed or endorsed by any bank and are not federally insured by the Federal Deposit Insurance Corporation.

In addition, fixed income and other debt securities such as those in which the funds invests, are subject to credit risk and interest rate risk. The value of, and income generated by debt securities will decrease or increase based on changes in market interest rates. This fund is also subject to preferred stock risk, call or prepayment risk, price risk, tax risk, and the volatility associated with the use of leverage. Foreign investments involve additional volatility and these risks are magnified in emerging markets. The risk of volatility is heightened for alternative investments or complex investment strategies. The fund’s use of derivatives involves risk different from, and possibly greater than, the risks associated with the underlying investments.

As you may know, JPC recently completed its transition from a multi-strategy fund (the fund was previously named the Nuveen Multi-Strategy Income and Growth Fund). The goal of this repositioning was to enhance the Fund’s appeal and narrow the discount by:

•	Simplifying the fund to focus on one of its core strategies,

•	Positioning the fund in a category with strong demand,

•	Differentiating the fund from similar funds.

JPC’s objective of high current income and total return has not changed but many other elements of the fund have. To briefly recap this transition:

•	JPC invests at least 80% of its assets in preferred securities. Please note that up to 20% of the fund may also be invested in other income-producing securities.

•	JPC has changed from a quarterly managed distribution policy to monthly income-only distributions.

•

JPC is managed by two subadvisers – Nuveen Asset Management and NWQ Investment Management. These subadvisers offer complementary investment approaches to the preferred asset class, making JPC a unique fund that Nuveen believes gives investors access to a broader investment universe with greater diversification potential. This multi-manager approach is a unique feature as compared to other preferred security closed-end funds.

Here with us today to discuss in greater detail how each of these subadvisers will manage JPC, we have Doug Baker and Brenda Langenfeld of Nuveen Asset Management and also Mike Carne and Kevin Hunter from NWQ Investment Management.

First we’ll hear from Doug Baker.

Doug joined Nuveen Asset Management in 2006 as a Vice President and Derivatives Analyst; later that year his responsibilities expanded to include portfolio management duties. Doug also manages Nuveen Asset Management’s derivative overlay group, where he is responsible for implementing derivatives-based hedging strategies across NAM’s tax-exempt fixed income strategies.

Prior to joining Nuveen, Doug spent three years at Lehman Brothers in institutional fixed income and derivatives sales, and prior to that he spent five years at Bank of America in corporate and commercial banking. Doug earned his BS in finance with honors from the University of Illinois and his MBA in finance and economics with honors from the University of Chicago Graduate School of Business. He holds the Chartered Financial Analyst (CFA) designation from the CFA Institute.

Welcome, Doug and thanks for your time today. Can you offer us an overview of Nuveen Asset Management, and specifically, how the preferred effort fits in the organization? As a note to our participants – you’ll frequently hear us refer to Nuveen Asset Management as “NAM.”

DOUG: Sure TR, thanks. Nuveen Asset Management has experience across a multitude of asset classes, with over $104 billion in AUM as of December 31, 2011. NAM currently manages approximately $1.3 billion in dedicated preferred strategies, including the NAM sleeve of JPC.

The NAM investment team that manages JPC consists of two portfolio managers, eight taxable fixed income analysts as well as four analysts in the NAM Equity and Real Assets group. The portfolio management team averages 11 years of experience in the investment industry, while the research team has average experience of 16 years.

The investment team has benefited from Nuveen’s acquisition of FAF Advisors at the end of 2010, as the firm brought on board an established and seasoned taxable fixed income team. So we’re fortunate now to be part of a much broader taxable fixed income effort.

Concurrently with the FAF integration, NAM committed resources to expand technology to aid the team in managing the portfolio in a more efficient manner. So over the past 16 months, we think NAM truly added exceptional value to the preferred securities management capabilities here through expansion of the investment team — as well as significantly upgraded our technological resources.

TR: Thanks for that overview Doug. Preferred securities can have characteristics of debt, equity or both. Can you tell us more about your investment process and approach to preferred securities selection?

DOUG: NAM employs a credit-based investment approach that uses a top-down process that analyzes every structural dimension of the preferred securities market, while also incorporating bottom-up fundamental credit research analysis.

The process starts by identifying the investable universe of preferred securities, which encompasses both $1000 par and $25 par securities. NAM concentrates on highly-regulated industries including the utility, insurance and banking sectors. The team conducts relative value analysis to determine sector allocations. After narrowing the universe via quantitative analysis, the investment team performs bottom-up fundamental credit research focusing on stable and improving credits. Based on this analysis, the investment team will seek to build a portfolio of preferred securities that offers the most attractive combination of value relative to other preferred securities with similar credit ratings, current income, subordination, and call protection.

The sell discipline follows the same robust process of relative value assessment at the sector, industry, issuer and structure levels. The investment team, along with research analysts, continues to monitor the creditworthiness of the Fund’s investments, and analyze economic, political, and demographic trends affecting the markets. Also, the investment team regularly evaluates the investment process and performance via attribution analysis.

TR: Thanks again Doug. To offer us additional insight into how the investment process and security selection employed by NAM fits with NAM’s overall investment philosophy, we’ll hear from Portfolio Manager Brenda Langenfeld.

Brenda joined FAF in 2004 and came to Nuveen in the acquisition of FAF in 2010. At FAF, Brenda was a member of the Taxable Fixed Income team and was responsible for trading corporate bonds. Prior to that, she was a member of FAF’s Securitized Debt team, trading mortgage-backed securities, asset-backed securities, and commercial mortgage-backed securities. Brenda received her BBS in finance and international business from the University of Wisconsin-Madison. She holds the Chartered Financial Analyst (CFA) designation from the CFA Institute.

Brenda, Doug told us about NAM’s philosophy and investment process regarding preferred securities. Can you tell us a bit more about NAM’s process and how your approach to preferred selection fits within this overall investment philosophy?

BRENDA. Sure, TR. NAM’s overall investment philosophy is one of deep research, regular communication and consistent collaboration. Our process begins and ends with regular discussion with and collaboration between our Fixed Income Strategy Committee, sector teams and research analysts. We believe that this level of collaboration and our robust investment approach combine to make our fixed-income process highly adaptable to changing market environments.

TR: Brenda, can you give us a “real world example,” of this process – a security you’ve purchased?

BRENDA: Sure, TR. ING is an example of the investment team working very closely with the assigned credit analyst to find investment opportunities. ING accepted a capital injection from the Dutch government in October 2008. The Preferred Securities investment team held ING preferreds at that time. The exposure was concentrated in the more attractive $25 par cumulative structures. As the global financial crisis evolved, the investment team and credit analyst continued to attentively monitor the changes ING was making to better position itself financially. Actions included shedding non-core assets, improving liquidity, and reducing risk-weighted assets, all of which are beneficial to preferred investors. ING was so efficient in these actions, it put them in the situation to be able to start repaying the Dutch government considerably ahead of schedule.

Non-concurrent downgrades at both the security and issuer level, resulted in the removal of the securities from the preferred securities indices in the second half of 2009. Ratings-related forced selling resulted in downward pressure on prices, in spite of the fundamental picture continuing to improve for ING. This presented attractive buying opportunities. Following the sale of ING Direct to Capital One Financial in June 2011, the preferred securities were upgraded by S&P to investment grade. Re-entrance to the preferred securities indices resulted in positive price technicals, of which the team was able to capture. ING intends to repay its remaining €3B owed to the Dutch government in May 2012. Its core tier 1 ratio is approximately 9.6%, well above the 7% minimum required by the Dutch government. The Fund continued to hold a meaningful overweight to ING as price appreciation continued in 2012 .

TR: Thanks Brenda, for that insight into the team’s process.

Doug, we’ll turn it back to you one final time. Can you tell us your outlook for the preferred market in the near term?

DOUG: Absolutely TR – we find valuations in the preferred space a very compelling opportunity. Fundamentally, issuers are required to hold more capital, as well as higher quality capital, both of which are beneficial to the preferred shareholder. We expect de-risking and balance sheet optimization exercises to continue. The asset class has continued to trade wide to historical, pre-crisis levels, therefore not only offering an attractive income component to investors in an artificially low interest rate environment, but could also present a meaningful total return opportunity.

TR: Thank you Brenda, and thank you Doug.

Now we’ll turn JPC’s other portfolio managers, Mike Carne and Kevin Hunter of NWQ. Mike and Kevin are Managing Directors and portfolio managers at NWQ Investment Management. Together they have over twenty years experience in portfolio management.

Prior to joining NWQ in 2002, Mike Carne managed institutional and private client fixed income and balanced portfolios for over 15 years. During this time, he held assignments as Director of Global Fixed Income at Aetna Capital Management, Chief Investment Officer of a Phoenix Home Life affiliate, and as a Principal at Standard Asset Management. Mike’s investment career began in 1987 as a mortgage-backed securities trader at Thomson McKinnon.

Mike graduated from the University of Massachusetts with a B.B.A. degree in Finance and received his M.B.A. from Harvard University. He earned the designation of Chartered Financial Analyst in 1989. Good morning Mike, and thanks for joining us.

MIKE: Thanks TR, it’s good to be here.

TR: Also with us is Kevin Hunter of NWQ.

Prior to joining NWQ in 2004, Kevin spent 20 years with Trust Company of the West where he was a Managing Director and co-managed their convertible securities group. In addition, early in his career, Kevin was an Equity Research Analyst covering the healthcare and consumer staples industries at TCW.

Kevin graduated from the University of California in Santa Barbara with a B.A. in Economics, and received his M.B.A. from the University of California in Los Angeles.

Welcome Kevin, and thank you both, again, for your time today.

Mike, we’ve heard from the Nuveen Asset Management portfolio team and their process and approach to the preferred market. I’d like you now to tell us about NWQ.

MIKE: Sure TR, thanks. NWQ is a Los Angeles based investment manager with approximately $18 billion in assets under management as of December 31, 2011. While the firm is predominantly known for its expertise in managing value equity portfolios, NWQ has also managed fixed income and balanced fixed income portfolios since its inception in 1982. The common theme across all of the firm’s investment strategies is a focus on investing in securities which exhibit attractive valuation, have some downside protection and possess a catalyst for a positive change in valuation, or upside potential. Additionally, while the firm has investment professionals which specialize in either the management of equity or fixed income portfolios, NWQ has one unified investment team. Equity and Credit markets have become more and more closely tied over time and therefore, the firms’ clients benefit from this unified approach to the equity and credit markets.

The preferred securities investment team consists of 15 professionals with an average investment experience of over 20 years. The team is comprised of three portfolio managers and four traders. Additionally, the portfolio managers work directly with NWQ’s equity research team, consisting of eight analysts, in order to uncover new investment opportunities as well as monitor existing holdings. Jon Bosse, NWQ’s CIO, leads the firm’s investment team and takes an active role in the oversight of the structure and security selection in the preferred strategies.

NWQ began managing preferred strategies in 2004 and as of December 31, 2011 manages approximately $775mm in preferred security strategies, including mandates for three Nuveen closed-end funds, an open-end seed account, as well as investments in preferred securities in its institutional and SMA separate account strategies. As of December 31, 2011, the division of NWQ’s preferred fund assets under management amount to approximately $725mm and preferred holdings in separate account strategies are approximately $50mm.

TR: Thanks Mike. We know preferred securities can have characteristics of debt, equity or both. Kevin, can you tell us how NWQ’s investment process and preferred securities selection take this into account?

KEVIN: TR, our security selection process incorporates elements of both fixed income and equity analysis. We utilize NWQ’s equity research team to help identify companies we believe can offer downside protection, an attractive valuation and an improving outlook (catalyst). We also use option-adjusted spread analysis, and review a potential investment’s total return characteristics versus a set of market scenarios – higher/lower rates or wider/tighter spreads, for example. This forward-looking approach helps us to avoid sectors and companies which have deteriorating fundamentals.

Once a company has been identified with suitable investment characteristics, we then engage in the work of deciding what the best investment choice is within the company’s capital structure. While we primarily make investments in preferred securities in our Flexible Income mandates, we also have the latitude to invest in other types of income securities such as senior debt, convertibles and even equities. We look at fixed income specific characteristics of the securities available for investment and evaluate the effect to the fund of holding such an investment. These characteristics might include price, yield, issuer risk, location in the capital structure, rating, liquidity, premium/discount and any other potential issues that can affect the value of the position. Additionally, because the preferred market is very concentrated both by issuer and industry, we pay particular attention to the diversification of the funds.

Through time we believe this investment approach will result in positive returns relative to benchmarks while providing a more balanced risk profile and diversification.

TR: Thanks for that very thorough review Kevin. Building upon that explanation of NWQ’s process, can you walk us through the application of this process – tell us how you selected a specific security?

KEVIN: In June 2009, just a few months after the stock market had bottomed, NWQ purchased newly-issued preferred shares in a small-cap multi-bank holding company based in Phoenix, Western Alliance Bancorp (WAL). The firm’s branch-banking footprint included Las Vegas, Phoenix and Los Angeles and therefore many of WAL’s customers were stressed and the bank’s loan portfolios contained a significant number of non-performing loans. Our bank analyst believed that this fresh capital would provide a more than adequate capital cushion to weather the credit issues in the loan book and also leave some ‘dry powder’ on hand to facilitate the opportunistic purchase of cheap bank assets. The firm’s shares were trading at a discount to book value, the bank had a great retail deposit franchise, and management had a proven track record of successfully managing growth.

TR: Thanks Kevin. Mike, can you give us your outlook for the preferred market in the near term?

MIKE: This market environment of a gradually improving economy, large doses of monetary ease and fiscal stimulus, strong corporate earnings and cash-flush balance sheets has continued to act as a strong tailwind for improvements in credit-related securities, including preferreds. The preferred market has also greatly benefitted from a dearth of new supply and the specter of the special redemption of a large number of bank-issued trust preferreds caused by new financial regulations.

During the latter part of the second quarter of 2010, the markets digested new domestic financial regulation in the form of the Dodd-Frank Bill and especially the section of the bill known as the ‘Collins Amendment’. This legislation has served to provide a strong technical boost to the preferred market. While parts of the Dodd-Frank Bill likely required banks to hold larger absolute amounts of capital, the Collins Amendment addressed the ‘quality’ of the capital on banks’ balance sheets. The Amendment requires the phase-out of the equity treatment for trust preferred securities (TRUPs) of large banks (those with $15 billion or more in assets). The net effect of this legislation could be the early redemption of over $50 billion of trust preferred securities, creating a ‘scarcity’ value in the market.

TR: Thank you Mike and Kevin, this has been very informative. Thank you to Doug, Brenda, Mike and Kevin for a really thorough overview of the repositioned JPC portfolio. I think we’ve come away with a great understanding of how both firms, NAM and NWQ, respectively approach preferred securities selection and portfolio management; and in turn how those complementary approaches offer investors a unique fund that gives them access to a broadened preferred universe –and as a result, greater diversification potential.

Before we end today’s call, I would like to remind you that you can find a wealth of additional information on JPC’s repositioned portfolio at Nuveen.com.

1.	At the Nuveen.com homepage, please select Closed-End Funds under “Our Products.”

2.	Once at the closed-end fund homepage, please select the Daily Pricing tab at the top (second tab from the left) – this will take you to the Closed-End Fund Daily Pricing Page.

3.	Once on the Daily Pricing page, scroll down and you’ll find JQC under Debt Funds – Preferred Securities.

4.	Click on the symbol JPC and you’ll go to the fund’s home page. At that point you can select from various tabs that offer a variety of current information about the fund.

Should you have any questions, please contact your Nuveen Sales Team at 800-752-8700.

Thank you again to our speakers Doug Baker and Brenda Langenfeld of Nuveen Asset Management and Mike Carne and Kevin Hunter of NWQ, and thanks to those who dialed in to today’s call.

Operator: This concludes the Nuveen Preferred Income Opportunities Fund call.